                                                                   Exhibit 10.40

                    AMENDMENT TO PURCHASE AND SALE AGREEMENT
                    ----------------------------------------


     This is an Amendment to that "Purchase and Sale Agreement," ("Agreement") between NOBEL LEARNING COMMUNITIES, INC., a Delaware corporation ("Seller"), and PARTNERSHIP WITH PARENTS, INC., an Arizona not for profit corporation ("Buyer"), as previously amended. In compliance with Paragraph 14.10 with respect to "Amendments" of said Agreement, for good and valuable consideration, including the covenants and premises set forth herein, the receipt of which is hereby acknowledged, the parties hereto hereby agree to amend the Agreement as follows:

1.   The following Section 12.4 is hereby added to Section 12:

     12.4 Buyer and Seller agree that, if the first tuition earned for reimbursements, including Proposition 301 earned payments, for the 2003-2004 school year ("Reimbursements") from the State of Arizona ("State") are released prior to the Closing date under this Agreement, then such Reimbursements shall be prorated as of the date of Closing and shown on the closing statement, with a debit to the party to whom the State has made the payment of the Reimbursements. The portion of the Reimbursements attributable to those days up to and including the date of Closing, during which Seller owned the Property, shall belong to the Seller ("Seller's Share"). The balance of the Reimbursements shall belong to the Buyer ("Buyer's Share"). The calculation of the Reimbursements is set forth on Exhibit "A" attached hereto and made a part hereof. If the State does not release the Reimbursements until after the date of Closing hereunder, then the parties agree that the party who receives the Reimbursements from the State will immediately and without the necessity of further demand by the other party, remit to the other party its respective share, i.e. Buyer's Share or Seller's Share as the case may be, together with written evidence from the State of the total amounts paid and indicating what months are covered by such Reimbursements. A party's failure to perform its obligations hereunder shall survive the Closing and shall entitle the other party to take all necessary legal or equitable action to collect its respective share of the Reimbursements.

2. Except as modified herein, the Agreement remains unmodified and in full force and effect. Capitalized terms used, but not otherwise defined, herein shall have the same meanings as set forth in the Agreement.

IN WITNESS WHEREOF, Seller and Buyer have caused this instrument to be executed in a manner and form sufficient to bind them effective the 13th day of August, 2003.

                            [SIGNATURES ON NEXT PAGE]

Signed, sealed and delivered In the
Presence of:


                                          SELLER:

                                          NOBEL LEARNING COMMUNITIES, INC. a
                                          Delaware corporation


/s/ Kathy Herman                          By: /s/ John R. Frock
-----------------------------------           ----------------------------------
Attest/Witness
                                          Name: John R. Frock
                                                --------------------------------

Kathy Herman                              Title: Vice Chairman
-----------------------------------              -------------------------------
Printed Name of Witness


                                          BUYER:

                                          PARTNERSHIP WITH PARENTS, INC., an
                                          Arizona not for profit corporation

                                          By: /s/ Richard Waterhouse
                                              ----------------------------------

                                          Name: Richard Waterhouse
--------------------------------------          --------------------------------
Attest/Witness
                                          Title: President and CEO
                                                 -------------------------------
--------------------------------------
Printed Name of Witness

              Exhibit A to Amendment to Purchase and Sale Agreement

The purpose of this Exhibit A is to define the terms under which Nobel Learning Communities and Partnership with Parents will divide revenues and expenses for the Fiscal Year 2003-04.

Nobel Learning Communities shall be reimbursed $28.91 per day per student in grades 1 through 8 in attendance for all school days up to the day prior to sale closure day. Nobel Learning Community shall be reimbursed $14. 46 per kindergarten student per day of attendance for all school days up to the day prior to sale closure day.

Nobel Learning Communities shall reimburse Partnership with Parents the prorata share of all prepaid tuition for preschool attendance.

Nobel Learning Communities shall be reimbursed for all cash outlays for prepaid expenses directly attributable to school operations. An example is the purchase of workbooks will be used for the entire school year.

Partnership with Parents shall be reimbursed for all accrued expenses not yet paid by Nobel Learning Communities. An example is payroll expense up to the day prior to sale closure.

Nobel Learning Communities shall be reimbursed for all 2003-2004 proposition 301 expenses incurred during the school year. Start of school year cost includes 3 days of teacher training which is due to be paid out of part III of the 2003-2004 proposition 301 funds. The start of school year cost includes 3 days of teacher salary cost, teacher training cost of $2,700 and parent meeting cost of $600. In addition, Nobel Learning Communities is entitled to any funds received by Partnership with Parents related to the operation of the 2002-2003 school year or prior school years.